Exhibit 10.28

BEFORE THE INSURANCE DIVISION OF IOWA

Bond No.LPM 8166104
IN THE MATTER OF THE APPLICATION OF
SELF-INSURANCE
BOND FOR
Employer, for a Certificate of
Relief from Insurance	LIABILITY UNDER IOWA CODE
CHS. 85, 85A, 85B, and 86

KNOW ALL MEN BY THESE PRESENTS:

That Labor Ready Midwest, Inc. of Tacoma, Washington, as Principal,and Fidelity and Deposit Company of Maryland of  Baltimore, Maryland as Surety, are held and firmly bound unto the Insurance Division of Iowa, for the use and benefit of each and all the employees of the Principal, including their dependents, and The Insurance Division of Iowa, in the sum of Four Hundred Fifty Thousand and 00/100~ Dollars, ($450,000.00***) for the payment of which, well and truly to be made, the Principal binds itself, its heirs, executors, administrators, successors and assigns, and the Surety binds itself, its successors and assigns, jointly and severally by these presents:

          WHEREAS, in accordance with the provisions of Iowa Code section 87.11 the Pricipal has elected to self-insure its liability for benefits under Iowa Code chs. 85, 58A, 85B and 86, and has applied to The Insurance Division of Iowa for a Certificate of Relief from Insurance:

          NOW, THEREFORE, the conditions of this obligation are such that if the said Principal shall pay and furnish the benefits under Iowa Code chs. 86, 85A, 85B and 86, then this obligation shall be null and void, otherwise to remain in full force and effect, subject, however, to the following express conditions:

          1.       The liability of the Surety under this obligation shall be the same as the continuing liability of the Principal for the payment of said benefits, but in no event shall the total liability of the Surety exceed the penal amount heretofor stated herein,

          2.       The liability of the Surety under this bond shall cover and extend to all past, present, existing and potential liability of said Principal, as a self-insurer, to the extent of the penal sum herein named, without regard to specific injuries, date or dates of injuries, happenings or events.

          3.       This bond shall be continuous in form and shall remain in full force and effect unless terminated in the manner hereinafter provided.

          4,       This bond may be terminated at any time by the Surety upon giving thirty (30) days written notice by registered or certified mail to the Insurance Division of Iowa, and to the Principal herein named, in which event the liability of the Surety, shall, at the expiration of said thirty (30) days from receipt of said notice by said Division cease and determine, expiration of said thirty (30) days; it being expressly understood and agreed that the Surety shall be liable for default of the Principal in fully discharging all past, present, existing and potential liability of said Principal as a self-insurer.

          5.       it is expressly understood and agreed that in the event said Principal shall suspend payment or shall become insolvent as defined in Iowa Adninistrative Code 191–57.2(5) or a receiver shall be appointed for its business and the said Principal shall fail to pay any award or Awards or Orders that shall. be rendered against it by the Industrial Commissioner of Iowa, within thirty (30) days after the same becomes or become final, said Surety shall forthwith pay to the extent of its liability under this bond said determinations, Award, Awards or Orders upon the Order of The Insurance Commissioner of Iowa without regard to any proceedings for liquidaton of said Principal.

          6.       The insolvency, bankruptcy or receivership of the Principal shall not relieve the Surety from its obligations under this bond.

          7.       In the event of change in the legal entity of the Principal, the Principal shall immediately notify the Insurance Division of Iowa and the Surety agrees to notify forthwith the Division in writing of any such change as soon as it receives notice or any knowledge thereof; provided, however, the Surety shall not be liable for the obligations of the new entity unless it consents thereto in writing.

          8.       The undersigned are held and firmly bound for the payment of all legal costs, including reasonable attorney fees, incurred in all or any actions or proceedings taken to enforce payment of this bond, or payment or any Award or Judgment rendered against the undersigned Surety, on account of the execution by it of this bond, and for payment of all claimed administration costs including fees of administrators, adjusters, and attorneys retained or appointed by the Insurance Division of Iowa.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed and this instrument to be sealed by the respective parties thereunto duly authorized this 5th day of January,, 2001 .

This bond is effective January 1, 2001.

ATTEST:	Labor Ready Midwest, Inc.
Principal

/s/ Steven Cooper	BY: /s/ Ronald L. Junck, President
	(Name)	(Title)

ATTEST:	Fidelity and Deposit Company of Maryland Surety
Surety
/s/ Krista M. Stromberg, Attorney-in-Fact	BY: /s/ Patrick D. Dineen, Attorney-in-Fact
	(Name)	(Title)